SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 1, 2003
                                                          --------------



                                AGTSPORTS, INC.
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             (Exact name of registrant as specified in its charter)



       Colorado                      0-21914                   84-1022287
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(State of incorporation)     (Commission File Number)   (IRS Employer ID number)




               7255 E. Quincy Avenue, Suite 550, Denver, CO 80237
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               (Address of principal executive office) (Zip code)


                                 (303) 758-5570
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              (Registrant's telephone number, including area code)



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                                    FORM 8-K
                                    --------
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Item 1.    Changes in Control of Registrant.
           --------------------------------

     On August 1, 2003, Randy Mullins, 50, of Houston, Texas, entered into an employment agreement to serve the Company as its Chairman and Chief Executive Officer for a term of three years at $72,000 per year. In connection with the employment agreement, the Board of Directors issued Randy Mullins 500,000 shares of Series 2003A Preferred Stock, $0.001 par value, designated with 125 votes per share and representing 62,500,000 votes or approximately 54% of the outstanding voting shares of the Company. The Series 2003A Preferred Stock is entitled to vote on all shareholder matters at any meeting of the shareholders of the Company.

Item 5.    Other Events and Regulation FD Disclosure.
           -----------------------------------------

a. On August 1, 2003, Cory Coppage resigned as the Company's Chief Executive Officer. On August 1, 2003, Randy Mullins was appointed as a Board member filling a vacancy on the Board of Directors and was also elected to serve as the Company's Chief Executive Officer. Mr. Mullins, C.P.A., has over twenty years of business and financial management experience working with private and public companies. Randy Mullins joins Cory Coppage on the Board of Directors. Mr. Mullins will serve until the next annual meeting of the shareholders, the date of which is yet to be determined, at which time he may stand for re-election upon vote by the shareholders of the Company.

b. Resignation of Joe Lee, Director, and James K. Kreutz, Director. On July 31, 2003, the Company accepted the resignations of Joe Lee and James K. Kreutz as members of its Board of Directors. In connection with their resignations, Mr. Lee and Mr. Kreutz did not express any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

c. On August 1, 2003, the Company amended its Articles of Incorporation to authorize 500,000 shares of Series 2003A Preferred Stock. A copy of the Articles of Amendment is attached hereto as an exhibit.

Item 7.         Financial Statements and Exhibits.
                ---------------------------------

c. Exhibits

     3.1 Articles of Amendment to Articles of Incorporation
     10.1 Employment Agreement with Randy Mullins

                                   SIGNATURES
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           Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 6th day of August, 2003.


                                         By:  /s/ Cory J. Coppage
                                         -----------------------
                                         Cory J. Coppage
                                         President and Secretary

Dated: August 6, 2003

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